Exhibit 21.1
SUBSIDIARIES OF
REINSURANCE GROUP OF AMERICA, INCORPORATED
RGA International Corporation (Nova Scotia ULC)
RGA Life Reinsurance Company of Canada, Federal corporation
General American Argentina Seguros de Vida, S.A. (f/k/a Manantial Seguros de Vida, S.A.), Argentine corporation
RGA Australian Holdings Pty, Limited, Australian corporation
     RGA Reinsurance Company of Australia Limited, Australian corporation
     RGA Asia Pacific Pty Limited, Australian corporation
RGA Holdings Limited, United Kingdom corporation
     RGA UK Services Limited (formerly RGA Managing Agency Limited, United Kingdom corporation)
     RGA Capital Limited, United Kingdom corporation
     RGA Reinsurance (UK) Limited, United Kingdom corporation
Reinsurance Company of Missouri, Incorporated, Missouri corporation
     RGA Reinsurance Company, Missouri corporation
     Timberlake Financial, L.L.C., Delaware corporation
     Timberlake Reinsurance Company II, South Carolina corporation
RGA Reinsurance Company (Barbados) Ltd., Barbados corporation
     RGA Financial Group, L.L.C. — 80% owned by RGA Reinsurance Company (Barbados) Ltd. and 20% owned by RGA Reinsurance
     Company
RGA Americas Reinsurance Company, Ltd., Barbados corporation
RGA Worldwide Reinsurance Company, Ltd., Barbados corporation
RGA Global Reinsurance Company, Ltd., Bermuda corporation
RGA South African Holdings (Pty) Limited, South African corporation
     RGA Reinsurance Company of South Africa, Limited, South African corporation
RGA International Reinsurance Company, Ireland corporation
RGA Capital Trust I, Delaware statutory business trust
RGA Technology Partners, Inc., Missouri corporation